Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 13

APRIL 30, 2018	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS RECORD QUARTERLY EARNINGS

Jasper, Indiana: April 30, 2018 -- German American Bancorp, Inc. (NASDAQ: GABC) reported record quarterly net income of $11.8 million, or $0.51 per share, for the first quarter of 2018. This earnings performance represents an increase of approximately $2.2 million, or 21% on a per share basis, over first quarter 2017 net income of $9.6 million, or $0.42 per share. The current quarter net income was comparable to fourth quarter 2017 reported net income of $11.6 million, or $0.51 per share.

The 2018 first quarter and the 2017 fourth quarter reported net income and earnings per share were positively impacted by the federal income tax reform legislation enacted during the fourth quarter of 2017. The lower federal income tax rate had a positive impact of approximately $1.5 million, or $0.06 per share, during the first quarter of 2018, while the fourth quarter 2017 results were enhanced by a net tax benefit of approximately $2.3 million, or $0.10 per share, related to a revaluation of deferred tax assets and liabilities in connection with the federal income tax reform legislation.

In addition to the federal income tax benefit noted above, the comparison of the record first quarter 2018 financial performance to that of the same quarter last year was largely attributable to a $1.3 million, or 16%, increase in non-interest income, primarily resulting from a $530,000 increase in trust and investment product fees, a $459,000 increase in interchange fee income, and a $290,000 increase in insurance revenues. Reported net interest income was also higher by $885,000, or 4%, in the first quarter of 2018 relative to that recorded in the first quarter of 2017, driven by a higher level of average loans outstanding. 2018 first quarter average loans outstanding increased by approximately $164.9 million, or 8%, from the average loans outstanding in the first quarter of the prior year. The year-over-year increase in loans outstanding was attributable to strong organic loan growth broadly based across the Company’s entire market area and within virtually all loan categories.

These net interest income and non-interest income revenue improvements, totaling approximately $2.2 million, were partially offset by approximately $1.4 million of increased non-interest expense, with the majority of that increase resulting from an additional $682,000 in salaries and benefits, primarily attributable to an increased number of full-time equivalent employees.

Commenting on the Company’s record quarterly financial performance in the first quarter of 2018, Mark A. Schroeder, German American’s Chairman & CEO, stated, "We continue to be extremely pleased with the pattern of consistent balance sheet growth and earnings improvement we’ve generated over the past several years. As evidenced by the strong level of loan growth we experienced within the past year and the current

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 13

indication from our clients relative to future loan demand, our business and consumer clients throughout our market area continue to display a growing confidence in the vibrancy of the economy. Based on these trends, we continue to have a positive outlook regarding our ability to generate strong financial performance throughout the balance of 2018 and in the coming years.”

The Company also announced its Board of Directors declared a regular quarterly cash dividend of $0.15 per share, which will be payable on May 20, 2018 to shareholders of record as of May 10, 2018.

Balance Sheet Highlights

Total assets for the Company decreased to $3.125 billion at March 31, 2018, representing a decline of $19.3 million, or 2% on an annualized basis, compared with December 31, 2017 and an increase of $191.9 million, or 7%, compared with March 31, 2017.

At March 31, 2018, total loans increased $8.8 million, or 2% on an annualized basis, compared with December 31, 2017 and increased $166.9 million, or 8%, compared with March 31, 2017. The increase during the first quarter of 2018 was driven by an increase of approximately $21.2 million, or 9% on an annualized basis, of commercial real estate loans, partially mitigated by a decline of $4.4 million, or 4% on an annualized basis, of commercial and industrial loans, a seasonal decline of $4.1 million, or 5% on an annualized basis, of agricultural loans and a decline of $3.9 million, or 4% on annualized basis, of retail loans.

End of Period Loan Balances	3/31/2018	12/31/2017	3/31/2017
(dollars in thousands)

Commercial & Industrial Loans	$482,219	$486,668	$450,501
Commercial Real Estate Loans	947,948	926,729	865,717
Agricultural Loans	329,138	333,227	292,615
Consumer Loans	216,435	219,662	194,290
Residential Mortgage Loans	178,108	178,733	183,806
	$2,153,848	$2,145,019	$1,986,929

Non-performing assets totaled $10.7 million at March 31, 2018 compared to $11.9 million of non-performing assets at December 31, 2017 and $5.9 million at March 31, 2017. Non-performing assets represented 0.34% of total assets at March 31, 2018 compared to 0.38% of total assets at December 31, 2017 and 0.20% of total

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 13

assets at March 31, 2017. Non-performing loans totaled $10.6 million at March 31, 2018 compared to $11.8 million at December 31, 2017 and $5.7 million at March 31, 2017. Non-performing loans represented 0.49% of total loans at March 31, 2018 compared to 0.55% at December 31, 2017 and 0.29% at March 31, 2017. The decline in non-performing assets during the first quarter of 2018 was primarily attributable to a partial charge-off on a single commercial lending relationship that was downgraded during the fourth quarter of 2017.

Non-performing Assets
(dollars in thousands)
	3/31/2018	12/31/2017	3/31/2017
Non-Accrual Loans	$9,479	$11,091	$4,510
Past Due Loans (90 days or more)	1,105	719	1,183
Total Non-Performing Loans	10,584	11,810	5,693
Other Real Estate	68	54	208
Total Non-Performing Assets	$10,652	$11,864	$5,901

Restructured Loans	$124	$149	$28

The Company’s allowance for loan losses totaled $14.5 million at March 31, 2018 compared to $15.7 million at December 31, 2017 and $15.2 million at December 31, 2017. The allowance for loan losses represented 0.67% of period-end loans at March 31, 2018 compared with 0.73% of period-end loans at December 31, 2017 and 0.76% of period-end loans at March 31, 2017. The decline in the allowance for loan losses during the first quarter of 2018 was largely related to the aforementioned partial charge-off on a single commercial lending relationship down-graded during the fourth quarter of 2017. From time to time, the Company has acquired loans through bank acquisitions with the most recent being in 2016. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a net discount on acquired loans of $7.3 million as of March 31, 2018, $7.6 million at December 31, 2017 and $9.2 million at March 31, 2017.

Total deposits declined $16.9 million, or 3% on an annualized basis, as of March 31, 2018 compared with December 31, 2017 and increased $140.6 million, or 6%, compared with March 31, 2017.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 13

End of Period Deposit Balances	3/31/2018	12/31/2017	3/31/2017
(dollars in thousands)

Non-interest-bearing Demand Deposits	$599,374	$606,134	$572,874
IB Demand, Savings, and MMDA Accounts	1,465,150	1,490,033	1,389,763
Time Deposits < $100,000	193,864	198,646	206,171
Time Deposits > $100,000	208,733	189,239	157,664
	$2,467,121	$2,484,052	$2,326,472

Results of Operations Highlights – Quarter ended March 31, 2018

Net income for the quarter ended March 31, 2018 totaled $11,813,000, or $0.51 per share, which is relatively consistent with the fourth quarter 2017 net income of $11,621,000, or $0.51 per share, and an increase of 21% on a per share basis compared with the first quarter 2017 net income of $9,556,000, or $0.42 per share.

The first quarter of 2018 net income was positively impacted by lower federal income tax rates that resulted from the federal tax reform legislation enacted during the fourth quarter of 2017 that became effective January 1, 2018. The lower federal income tax rates had a positive impact of approximately $0.06 per share during the first quarter of 2018. The fourth quarter of 2017 results of operations were positively impacted by the revaluation of the Company's deferred tax assets and deferred tax liabilities related to the federal tax reform legislation. The revaluation resulted in a net tax benefit of $2,284,000, or approximately $0.10 per share during the fourth quarter of 2017.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 13

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31, 2018			December 31, 2017			March 31, 2017

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$8,556	$56	2.65%	$10,268	$34	1.33%	$12,554	$27	0.88%
Securities	753,589	5,708	3.03%	755,659	6,001	3.18%	731,871	5,834	3.19%
Loans and Leases	2,139,704	24,032	4.55%	2,100,432	23,872	4.51%	1,974,846	22,440	4.60%
Total Interest Earning Assets	$2,901,849	$29,796	4.15%	$2,866,359	$29,907	4.15%	$2,719,271	$28,301	4.20%

Liabilities
Demand Deposit Accounts	$585,432			$598,107			$557,912
IB Demand, Savings, and
MMDA Accounts	$1,489,363	$1,275	0.35%	$1,488,671	$1,177	0.31%	$1,385,347	$738	0.22%
Time Deposits	398,397	1,008	1.03%	376,585	889	0.94%	401,155	705	0.71%
FHLB Advances and Other Borrowings	262,784	1,252	1.93%	226,437	1,090	1.91%	226,786	865	1.55%
Total Interest-Bearing Liabilities	$2,150,544	$3,535	0.67%	$2,091,693	$3,156	0.60%	$2,013,288	$2,308	0.47%

Cost of Funds			0.49%			0.44%			0.34%
Net Interest Income		$26,261			$26,751			$25,993
Net Interest Margin			3.66%			3.71%			3.86%

During the quarter ended March 31, 2018, net interest income totaled $25,610,000, which represented an increase of $156,000, or 1%, from the quarter ended December 31, 2017 net interest income of $25,454,000 and an increase of $885,000, or 4%, compared with the quarter ended March 31, 2017 net interest income of $24,725,000. The increased level of net interest income during the first quarter of 2018 compared with the both the fourth quarter of 2017 and first quarter of 2017 was driven primarily by a higher level of average earning assets resulting from an increased level of average loans outstanding partially offset by a higher cost of funds resulting from an increase in market interest rates.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 13

The tax equivalent net interest margin for the quarter ended March 31, 2018 was 3.66% compared with 3.71% in the fourth quarter of 2017 and 3.86% in the first quarter of 2017. The lower federal income tax rates during the first quarter of 2018 had an approximately 9 basis point negative impact on the Company's net interest margin.

Accretion of loan discounts on acquired loans contributed approximately 4 basis points to the net interest margin on an annualized basis in the first quarter of 2018, 6 basis points in the fourth quarter of 2017, and 17 basis points in the first quarter of 2017. The Company's cost of funds increased approximately 5 basis points in the first quarter of 2018 compared with the fourth quarter of 2017 and 15 basis points compared with the first quarter of 2017. The higher cost of funds was largely attributable to an increase in short-term market interest rates over the past several quarters.

During the quarter ended March 31, 2018, the Company recorded a provision for loan loss of $350,000 compared with a provision for loan loss of $650,000 during the fourth quarter of 2017 and a provision for loan loss of $500,000 in the first quarter of 2017. The provision during all periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

During the quarter ended March 31, 2018, non-interest income totaled $9,492,000, an increase of $1,898,000, or 25%, compared with the quarter ended December 31, 2017, and an increase of $1,304,000, or 16%, compared with the first quarter of 2017.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	3/31/2018	12/31/2017	3/31/2017
(dollars in thousands)

Trust and Investment Product Fees	$1,773	$1,378	$1,243
Service Charges on Deposit Accounts	1,471	1,608	1,484
Insurance Revenues	2,930	1,867	2,640
Company Owned Life Insurance	312	290	254
Interchange Fee Income	1,482	1,202	1,023
Other Operating Income	604	546	857
Subtotal	8,572	6,891	7,501
Net Gains on Loans	650	682	687
Net Gains on Securities	270	21	—
Total Non-interest Income	$9,492	$7,594	$8,188

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 13

Trust and investment product fees increased $395,000, or 29%, during the first quarter of 2018 compared with the fourth quarter of 2017 and increased $530,000, or 43%, compared with the first quarter of 2017. The increase was largely attributable to increased assets under management in the Company's wealth advisory group.

Insurance revenues increased $1,063,000, or 57%, during the quarter ended March 31, 2018, compared with the fourth quarter of 2017 and increased $290,000, or 11%, compared with the first quarter of 2017. The increase during the first quarter of 2018 compared with each of the fourth quarter of 2017 and the first quarter of 2017 was primarily due to increased contingency revenue. Contingency revenue during the first quarter of 2018 totaled $1,218,000 compared with no contingency revenue during the fourth quarter of 2017 and $992,000 during the first quarter of 2017. The fluctuation in contingency revenue is a normal course of business variance and is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency. Typically, the majority of contingency revenue is recognized during the first quarter of the year.

Interchange fees increased $280,000, or 23%, during the first quarter of 2018 compared with the fourth quarter of 2017 and increased $459,000, or 45%, compared with the first quarter of 2017. The increase during the first quarter of 2018 was largely attributable to the adoption of the new revenue recognition standard effective January 1, 2018. While the adoption of the standard did not have a significant impact on the Company's financial results, the recording of revenue gross versus net of certain expenses, in accordance with the standard, did result in the reclassification of some expenses associated with the interchange fee revenue during the first quarter of 2018.

The Company realized $270,000 in gains on sales of securities during the first quarter of 2018 compared with $21,000 during the fourth quarter of 2017 and no gains in the first quarter of 2017.

During the quarter ended March 31, 2018, non-interest expense totaled $20,455,000, an increase of $455,000, or 2%, compared with the quarter ended December 31, 2017, and an increase of $1,419,000, or 7%, compared with the first quarter of 2017.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 13

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	3/31/2018	12/31/2017	3/31/2017
(dollars in thousands)

Salaries and Employee Benefits	$12,126	$12,168	$11,444
Occupancy, Furniture and Equipment Expense	2,409	2,452	2,182
FDIC Premiums	237	242	239
Data Processing Fees	1,127	1,154	1,011
Professional Fees	871	550	803
Advertising and Promotion	701	820	778
Intangible Amortization	206	217	253
Other Operating Expenses	2,778	2,397	2,326
Total Non-interest Expense	$20,455	$20,000	$19,036

Salaries and benefits declined $42,000, or just under 1%, during the quarter ended March 31, 2018 compared with the fourth quarter of 2017 and increased $682,000, or 6%, compared with the first quarter of 2017. The increase in salaries and benefits during the first quarter of 2018 compared with the first quarter of 2017 was primarily attributable to an increased number of full-time equivalent employees.

Professional fees increased $321,000, or 58%, during the first quarter of 2018 compared with the fourth quarter of 2017 and increased $68,000, or 8%, compared to the first quarter of 2017. The increase during the first quarter of 2018 was primarily related to professional fees associated with the pending acquisition of five banking branches in the Columbus and Greensburg, Indiana markets.

Other operating expenses increased $381,000, or 16%, during the first quarter of 2018 compared with the fourth quarter of 2017 and increased $452,000, or 19%, compared with the first quarter of 2017. The increase in the first quarter of 2018 compared with all periods presented was largely attributable to the adoption of the aforementioned revenue recognition standard effective January 1, 2018.

The Company’s effective income tax rate was 17.4% during the three months ended March 31, 2018 compared with an effective tax rate of 6.3% during the fourth quarter of 2017 and 28.6% during the first quarter of 2017. During the quarter ended March 31, 2018, the Company recorded a provision for income tax expense of $2,484,000 compared with a provision for income tax expense of $777,000 during the fourth quarter of 2017 and $3,821,000 in the first quarter of 2017. The provision for income tax was positively impacted during the first quarter of 2018 by the reduction of federal income tax rates from a statutory rate of 35% to 21% effective

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 13

January 1, 2018 related to the federal tax reform legislation enacted during the fourth quarter of 2017. The fourth quarter of 2017 income tax provision was positively impacted by the revaluation of the Company's deferred tax assets and deferred tax liabilities also related to federal tax reform legislation. The revaluation resulted in a net tax benefit of $2,284,000 during the fourth quarter of 2017.

About German American
German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 53 banking offices in 19 contiguous southern Indiana counties and one northern Kentucky county. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 13

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; the expected impact of U.S. tax regulations passed in December 2017; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	March 31, 2018	December 31, 2017	March 31, 2017
ASSETS
Cash and Due from Banks	$32,023	$58,233	$30,151
Short-term Investments	8,187	12,126	7,288
Investment Securities	737,957	740,994	726,352

Loans Held-for-Sale	6,628	6,719	6,856

Loans, Net of Unearned Income	2,150,546	2,141,638	1,983,572
Allowance for Loan Losses	(14,460)	(15,694)	(15,166)
Net Loans	2,136,086	2,125,944	1,968,406

Stock in FHLB and Other Restricted Stock	13,048	13,048	13,048
Premises and Equipment	58,024	54,246	49,718
Goodwill and Other Intangible Assets	55,954	56,160	56,849
Other Assets	77,111	76,890	74,476
TOTAL ASSETS	$3,125,018	$3,144,360	$2,933,144

LIABILITIES
Non-interest-bearing Demand Deposits	$599,374	$606,134	$572,874
Interest-bearing Demand, Savings, and Money Market Accounts	1,465,150	1,490,033	1,389,763
Time Deposits	402,597	387,885	363,835
Total Deposits	2,467,121	2,484,052	2,326,472

Borrowings	274,473	275,216	241,358
Other Liabilities	19,419	20,521	24,098
TOTAL LIABILITIES	2,761,013	2,779,789	2,591,928

SHAREHOLDERS' EQUITY
Common Stock and Surplus	188,501	188,222	187,300
Retained Earnings	187,342	178,969	156,322
Accumulated Other Comprehensive Income	(11,838)	(2,620)	(2,406)
SHAREHOLDERS' EQUITY	364,005	364,571	341,216

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,125,018	$3,144,360	$2,933,144

END OF PERIOD SHARES OUTSTANDING	22,968,813	22,934,403	22,929,417

TANGIBLE BOOK VALUE PER SHARE (1)	$13.41	$13.45	$12.40

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
INTEREST INCOME
Interest and Fees on Loans	$23,950	$23,699	$22,262
Interest on Short-term Investments and Time Deposits	56	34	27
Interest and Dividends on Investment Securities	5,139	4,877	4,744
TOTAL INTEREST INCOME	29,145	28,610	27,033

INTEREST EXPENSE
Interest on Deposits	2,283	2,066	1,443
Interest on Borrowings	1,252	1,090	865
TOTAL INTEREST EXPENSE	3,535	3,156	2,308

NET INTEREST INCOME	25,610	25,454	24,725
Provision for Loan Losses	350	650	500
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	25,260	24,804	24,225

NON-INTEREST INCOME
Net Gain on Sales of Loans	650	682	687
Net Gain on Securities	270	21	—
Other Non-interest Income	8,572	6,891	7,501
TOTAL NON-INTEREST INCOME	9,492	7,594	8,188

NON-INTEREST EXPENSE
Salaries and Benefits	12,126	12,168	11,444
Other Non-interest Expenses	8,329	7,832	7,592
TOTAL NON-INTEREST EXPENSE	20,455	20,000	19,036

Income before Income Taxes	14,297	12,398	13,377
Income Tax Expense	2,484	777	3,821

NET INCOME	$11,813	$11,621	$9,556

BASIC EARNINGS PER SHARE	$0.51	$0.51	$0.42
DILUTED EARNINGS PER SHARE	$0.51	$0.51	$0.42

WEIGHTED AVERAGE SHARES OUTSTANDING	22,940,402	22,930,666	22,908,648
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	22,940,402	22,930,666	22,908,648

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2018	2017	2017
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.51%	1.51%	1.31%
	Annualized Return on Average Equity	13.00%	12.83%	11.39%
	Net Interest Margin	3.66%	3.71%	3.86%
	Efficiency Ratio (1)	57.21%	58.23%	55.69%
	Net Overhead Expense to Average Earning Assets (2)	1.51%	1.73%	1.60%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.30%	0.05%	0.03%
	Allowance for Loan Losses to Period End Loans	0.67%	0.73%	0.76%
	Non-performing Assets to Period End Assets	0.34%	0.38%	0.20%
	Non-performing Loans to Period End Loans	0.49%	0.55%	0.29%
	Loans 30-89 Days Past Due to Period End Loans	0.33%	0.32%	0.37%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$3,120,971	$3,078,875	$2,926,095
	Average Earning Assets	$2,901,849	$2,866,359	$2,719,271
	Average Total Loans	$2,139,704	$2,100,432	$1,974,846
	Average Demand Deposits	$585,432	$598,107	$557,912
	Average Interest Bearing Liabilities	$2,150,544	$2,091,693	$2,013,288
	Average Equity	$363,579	$362,356	$335,586

	Period End Non-performing Assets (3)	$10,652	$11,864	$5,901
	Period End Non-performing Loans (4)	$10,584	$11,810	$5,693
	Period End Loans 30-89 Days Past Due (5)	$7,013	$6,865	$7,337

	Tax Equivalent Net Interest Income	$26,261	$26,751	$25,993
	Net Charge-offs during Period	$1,584	$277	$143

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.